Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2023 Results

Full Year Revenues of $1,694 million, up 23% year-over-year

Full Year GAAP Net Income of $341 million, representing 20% of total revenues, or $5.88 per diluted share

Full Year Adjusted EBITDA of $719 million, representing 42% of total revenues

Fourth Quarter Revenues of $435 million, up 17% year-over-year

OKLAHOMA CITY – February 7, 2024 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2023.

"I am proud of the way we closed 2023 with better-than-expected results, capping a year of outstanding product innovation and employee engagement," said Paycom's founder, Co-CEO and Chairman, Chad Richison. "Our goals for 2024 are primarily focused on three key areas: providing world-class service, solution automation, and client ROI achievement. Through the execution of these initiatives, we will be well-positioned for 2024 and beyond."

Financial Highlights for the Fourth Quarter of 2023

Total Revenues of $434.6 million represented a 17.3% increase compared to total revenues of $370.6 million in the same period last year. Recurring revenues of $427.3 million increased 17.4% from the comparable prior year period, and constituted 98.3% of total revenues.

GAAP Net Income was $81.8 million, or $1.43 per diluted share, compared to GAAP net income of $80.0 million, or $1.38 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $110.2 million, or $1.93 per diluted share, compared to $100.2 million, or $1.73 per diluted share, in the same period last year.

Adjusted EBITDA1 was $176.6 million, compared to $163.9 million in the same period last year.

Cash and Cash Equivalents were $294.0 million as of December 31, 2023, compared to $400.7 million as of December 31, 2022. During the quarter ended December 31, 2023, Paycom paid $21.5 million in cash dividends and repurchased 1,192,351 shares of common stock for $212.9 million.

Total Debt was $0 as of December 31, 2023, compared to $29.0 million as of December 31, 2022.

Financial Highlights for the Full Year 2023

Total Revenues of $1,693.7 million represented a 23.2% increase compared to total revenues of $1,375.2 million last year. Recurring revenues of $1,665.0 million increased 23.2% from last year, and constituted 98.3% of total revenues.

GAAP Net Income was $340.8 million, or $5.88 per diluted share, compared to GAAP net income of $281.4 million, or $4.84 per diluted share, last year.

Non-GAAP Net Income1 was $449.5 million, or $7.75 per diluted share, compared to $357.2 million, or $6.14 per diluted share, last year.

Adjusted EBITDA1 was $719.3 million, compared to $579.7 million last year.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

Paycom earned multiple workplace awards, including Newsweek’s Greatest Workplaces for Parents and Families, Newsweek’s Greatest Workplaces for Diversity, Top Workplaces Oklahoma, and Top Workplaces Dallas/Fort Worth.

Paycom expanded globally with Global HCM™ and native payroll processing in Mexico and Canada.

Paycom released new products Everyday™ and GONE™.

Total client count increased to 36,820 as of December 31, 2023, up 1% from the prior year-end. On a parent company grouping basis, client count as of December 31, 2023 increased to 19,481, up 2% from the prior year-end.

Annual revenue retention rate for the year ended December 31, 2023 was 90%2, down from 91% for the prior year.

Paycom stored data for over 6.8 million persons employed by its clients during the year ended December 31, 2023, up 5% year-over-year.

2During the year ended December 31, 2023, we modified the methodology for our annual revenue retention rate calculation. See the discussion below under the heading “Annual Revenue Retention Rate Calculation.”

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2024 and the year ending December 31, 2024.

Quarter Ending March 31, 2024:

Total Revenues in the range of $494 million to $497 million.

Adjusted EBITDA in the range of $218 million to $222 million.

Year Ending December 31, 2024:

Total Revenues in the range of $1.860 billion to $1.885 billion.

Adjusted EBITDA in the range of $720 million to $730 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and non-GAAP effective income tax rate. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), the change in fair value of our interest rate swap (if any) and any loss on the extinguishment of debt, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), the change in fair value of our interest rate swap (if any) and any loss on the extinguishment of debt, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, and (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs and GAAP effective income tax rate. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Annual Revenue Retention Rate Calculation

Historically, we calculated annual revenue retention rate as total revenues minus revenue attrition, divided by total revenues. Revenue attrition is equal to the actual recurring fees paid by clients during the 12 months preceding the respective dates on which they last processed payroll with us. Throughout 2023, as we increased our engagement efforts with clients and our efforts to reduce attrition, it was important for us to identify revenue attrition more quickly. In July 2023, we implemented operational changes related to how we mobilize our services department to manage relationships with clients that have missed a payroll, as well as a contemporaneous change to our standard services agreement. These strategic operational and contractual changes accelerate the point at which a client is deemed “lost” for purposes of our annual revenue retention rate calculation. Further, we are now excluding interest earned on funds held for clients from the calculation, which has been immaterial to date. Based on the new methodology, the annual revenue retention rates for the years ended December 31, 2023, 2022 and 2021 were 90%, 91% and 94%, respectively, with losses concentrated primarily among smaller clients. These changes to the annual revenue retention rate calculation had no impact on reported financial results. We believe these increased engagement efforts and operational changes contributed to an increase in the revenue retention rate in the month of January 2024 compared to the same period in the prior year.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, February 7, 2024, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 791144 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For 25 years, Paycom Software, Inc. (NYSE:PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency through direct access to their data. And thanks to its industry-first solution, Beti®, employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Recognized nationally for its technology and workplace culture, Paycom can now serve businesses of all sizes in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solutions; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$294,025	$400,730
Accounts receivable	16,442	22,843
Prepaid expenses	37,613	34,056
Inventory	1,383	1,607
Income tax receivable	18,391	5,583
Deferred contract costs	118,206	96,378
Current assets before funds held for clients	486,060	561,197
Funds held for clients	2,327,366	2,202,975
Total current assets	2,813,426	2,764,172
Property and equipment, net	498,197	402,448
Intangible assets, net	50,112	54,017
Goodwill	51,889	51,889
Long-term deferred contract costs	680,272	567,974
Other assets	103,643	62,013
Total assets	$4,197,539	$3,902,513
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,875	$16,054
Accrued commissions and bonuses	30,492	28,439
Accrued payroll and vacation	56,086	45,023
Deferred revenue	22,812	19,825
Accrued expenses and other current liabilities	83,302	59,990
Current liabilities before client funds obligation	206,567	169,331
Client funds obligation	2,328,076	2,207,706
Total current liabilities	2,534,643	2,377,037
Deferred income tax liabilities, net	143,750	141,033
Long-term deferred revenue	107,657	97,591
Long-term debt	—	29,000
Other long-term liabilities	108,453	75,245
Total long-term liabilities	359,860	342,869
Total liabilities	2,894,503	2,719,906
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,675 and 62,518 shares issued at December 31, 2023 and December 31, 2022, respectively; 56,528 and 57,867 shares outstanding at December 31, 2023 and December 31, 2022, respectively)	627	625
Additional paid-in capital	724,493	576,622
Retained earnings	1,469,981	1,196,968
Accumulated other comprehensive earnings (loss)	(1,039)	(3,703)
Treasury stock, at cost (6,147 and 4,651 shares at December 31, 2023 and December 31, 2022, respectively)	(891,026)	(587,905)
Total stockholders’ equity	1,303,036	1,182,607
Total liabilities and stockholders’ equity	$4,197,539	$3,902,513

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Recurring	$427,270	$364,008	$1,664,976	$1,351,856
Implementation and other	7,325	6,600	28,698	23,362
Total revenues	434,595	370,608	1,693,674	1,375,218
Cost of revenues
Operating expenses	60,397	47,541	223,699	169,806
Depreciation and amortization	14,292	11,530	52,591	42,935
Total cost of revenues	74,689	59,071	276,290	212,741
Administrative expenses
Sales and marketing	106,446	92,727	417,617	346,561
Research and development	55,300	39,569	198,951	148,343
General and administrative	74,740	60,021	288,137	239,130
Depreciation and amortization	16,697	13,386	61,357	49,764
Total administrative expenses	253,183	205,703	966,062	783,798
Total operating expenses	327,872	264,774	1,242,352	996,539
Operating income	106,723	105,834	451,322	378,679
Interest expense	(266)	(949)	(1,927)	(2,536)
Other income (expense), net	5,455	9,104	23,004	13,435
Income before income taxes	111,912	113,989	472,399	389,578
Provision for income taxes	30,155	34,038	131,611	108,189
Net income	$81,757	$79,951	$340,788	$281,389
Earnings per share, basic	$1.43	$1.38	$5.91	$4.86
Earnings per share, diluted	$1.43	$1.38	$5.88	$4.84
Weighted average shares outstanding:
Basic	57,229	57,867	57,707	57,928
Diluted	57,229	58,037	57,974	58,175
Comprehensive earnings (loss):
Net income	$81,757	$79,951	$340,788	$281,389
Unrealized net gains (losses) on available-for-sale securities	1,454	124	3,501	(4,757)
Tax effect	(312)	(14)	(837)	1,054
Other comprehensive income (loss), net of tax	1,142	110	2,664	(3,703)
Comprehensive earnings (loss)	$82,899	$80,061	$343,452	$277,686

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$340,788	$281,389
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,948	92,699
Accretion of discount on available-for-sale securities	(520)	(1,020)
Non-cash marketing expense	1,658	1,734
Loss (Gain) on disposition of property and equipment	23	(150)
Amortization of debt issuance costs	1,225	847
Stock-based compensation expense	129,806	94,898
Loss on extinguishment of debt	1,222	—
Cash paid for derivative settlement	—	205
Gain on derivative	—	(1,559)
Deferred income taxes, net	2,557	(3,210)
Other	122	(206)
Changes in operating assets and liabilities:
Accounts receivable	6,401	(13,353)
Prepaid expenses	(6,617)	(6,497)
Inventory	224	(224)
Other assets	(43,431)	(13,907)
Deferred contract costs	(127,657)	(122,440)
Accounts payable	(5,155)	11,676
Income taxes, net	(12,808)	10,830
Accrued commissions and bonuses	2,053	6,082
Accrued payroll and vacation	11,063	10,764
Deferred revenue	13,053	15,990
Accrued expenses and other current liabilities	57,082	555
Net cash provided by operating activities	485,037	365,103
Cash flows from investing activities
Purchases of investments from funds held for clients	(25,000)	(268,718)
Proceeds from investments from funds held for clients	25,000	382,230
Purchases of intangible assets	(4,244)	(4,120)
Purchases of property and equipment	(192,587)	(132,678)
Proceeds from sale of property and equipment	119	—
Net cash used in investing activities	(196,712)	(23,286)
Cash flows from financing activities
Proceeds from the issuance of debt	—	29,000
Repurchases of common stock	(286,618)	(94,652)
Withholding taxes paid related to net share settlements	(13,927)	(5,171)
Payments on long-term debt	(29,000)	(29,287)
Dividends paid	(64,838)	—
Net change in client funds obligation	120,370	361,133
Payment of debt issuance costs	(647)	(6,436)
Net cash (used in) provided by financing activities	(274,660)	254,587
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	13,665	596,404
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,409,095	1,812,691
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,422,760	$2,409,095

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2023	2022
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$294,025	$400,730
Restricted cash included in funds held for clients	2,128,735	2,008,365
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,422,760	$2,409,095

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$985	$507
Cash paid for income taxes	$139,914	$100,578
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$9,025	$5,899
Stock-based compensation for capitalized software	$14,657	$8,965
Right of use assets obtained in exchange for operating lease liabilities	$50,315	$21,467

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income to adjusted EBITDA:
Net income	$81,757	$79,951	$340,788	$281,389
Interest expense	266	949	1,927	2,536
Provision for income taxes	30,155	34,038	131,611	108,189
Depreciation and amortization	30,989	24,916	113,948	92,699
EBITDA	143,167	139,854	588,274	484,813
Non-cash stock-based compensation expense	33,423	24,083	129,806	94,898
Loss on extinguishment of debt	—	—	1,222	—
Adjusted EBITDA	$176,590	$163,937	$719,302	$579,711
Net income margin	18.8%	21.6%	20.1%	20.5%
Adjusted EBITDA margin	40.6%	44.2%	42.5%	42.2%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income to non-GAAP net income:
Net income	$81,757	$79,951	$340,788	$281,389
Non-cash stock-based compensation expense	33,423	24,083	129,806	94,898
Loss on extinguishment of debt	—	—	1,222	—
Income tax effect on non-GAAP adjustments	(4,984)	(3,873)	(22,331)	(19,053)
Non-GAAP net income	$110,196	$100,161	$449,485	$357,234

Weighted average shares outstanding:
Basic	57,229	57,867	57,707	57,928
Diluted	57,229	58,037	57,974	58,175

Earnings per share, basic	$1.43	$1.38	$5.91	$4.86
Earnings per share, diluted	$1.43	$1.38	$5.88	$4.84
Non-GAAP net income per share, basic	$1.93	$1.73	$7.79	$6.17
Non-GAAP net income per share, diluted	$1.93	$1.73	$7.75	$6.14

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.43	$1.38	$5.91	$4.86
Non-cash stock-based compensation expense	0.58	0.42	2.25	1.64
Loss on extinguishment of debt	—	—	0.02	—
Income tax effect on non-GAAP adjustments	(0.08)	(0.07)	(0.39)	(0.33)
Non-GAAP net income per share, basic	$1.93	$1.73	$7.79	$6.17

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.43	$1.38	$5.88	$4.84
Non-cash stock-based compensation expense	0.58	0.41	2.24	1.63
Loss on extinguishment of debt	—	—	0.02	—
Income tax effect on non-GAAP adjustments	(0.08)	(0.06)	(0.39)	(0.33)
Non-GAAP net income per share, diluted	$1.93	$1.73	$7.75	$6.14

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Adjusted gross profit:
Total revenues	$434,595	$370,608	$1,693,674	$1,375,218
Less: Total cost of revenues	(74,689)	(59,071)	(276,290)	(212,741)
Total gross profit	359,906	311,537	1,417,384	1,162,477
Plus: Non-cash stock-based compensation expense	2,007	946	10,613	4,671
Total adjusted gross profit	$361,913	$312,483	$1,427,997	$1,167,148
Gross margin	82.8%	84.1%	83.7%	84.5%
Adjusted gross margin	83.3%	84.3%	84.3%	84.9%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Adjusted sales and marketing expenses:
Sales and marketing expenses	$106,446	$92,727	$417,617	$346,561
Less: Non-cash stock-based compensation expense	(5,503)	(5,473)	(23,870)	(18,659)
Adjusted sales and marketing expenses	$100,943	$87,254	$393,747	$327,902

Total revenues	$434,595	$370,608	$1,693,674	$1,375,218
Sales and marketing expenses as a % of revenues	24.5%	25.0%	24.7%	25.2%
Adjusted sales and marketing expenses as a % of revenues	23.2%	23.5%	23.2%	23.8%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Adjusted total administrative expenses:
Total administrative expenses	$253,183	$205,703	$966,062	$783,798
Less: Non-cash stock-based compensation expense	(31,416)	(23,137)	(119,193)	(90,227)
Adjusted total administrative expenses	$221,767	$182,566	$846,869	$693,571

Total revenues	$434,595	$370,608	$1,693,674	$1,375,218
Total administrative expenses as a % of revenues	58.3%	55.5%	57.0%	57.0%
Adjusted total administrative expenses as a % of revenues	51.0%	49.3%	50.0%	50.4%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Adjusted research and development expenses:
Research and development expenses	$55,300	$39,569	$198,951	$148,343
Less: Non-cash stock-based compensation expense	(4,759)	(2,948)	(22,273)	(11,063)
Adjusted research and development expenses	$50,541	$36,621	$176,678	$137,280

Total revenues	$434,595	$370,608	$1,693,674	$1,375,218
Research and development expenses as a % of revenues	12.7%	10.7%	11.7%	10.8%
Adjusted research and development expenses as a % of revenues	11.6%	9.9%	10.4%	10.0%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total research and development costs:
Capitalized research and development costs	$25,935	$17,572	$96,744	$66,407
Research and development expenses	55,300	39,569	198,951	148,343
Total research and development costs	$81,235	$57,141	$295,695	$214,750

Total revenues	$434,595	$370,608	$1,693,674	$1,375,218
Total research and development costs as a % of revenues	18.7%	15.4%	17.5%	15.6%

Adjusted total research and development costs:
Total research and development costs	$81,235	$57,141	$295,695	$214,750
Less: Capitalized non-cash stock-based compensation	(3,128)	(2,420)	(14,657)	(8,965)
Less: Non-cash stock-based compensation expense	(4,759)	(2,948)	(22,273)	(11,063)
Adjusted total research and development costs	$73,348	$51,773	$258,765	$194,722

Total revenues	$434,595	$370,608	$1,693,674	$1,375,218
Adjusted total research and development costs as a % of revenues	16.9%	14.0%	15.3%	14.2%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Non-cash stock-based compensation expense:
Operating expenses	$2,007	$946	$10,613	$4,671
Sales and marketing	5,503	5,473	23,870	18,659
Research and development	4,759	2,948	22,273	11,063
General and administrative	21,154	14,716	73,050	60,505
Total non-cash stock-based compensation expense	$33,423	$24,083	$129,806	$94,898

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.